UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009

TREE TOP INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

100 Corporate Pointe, Suite 230, Culver City, CA	90230

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 261-3728

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 24, 2009, Tree Top Industries, Inc. (the “Company”) entered into a stock exchange agreement (the "Exchange Agreement") with BioEnergy Applied Technologies Inc., a Nevada corporation (“BAT”), BioEnergy Systems Management Inc. (“Bio”), Wimase Limited (“Wimase”) and Energetic Systems Inc., LLC (“Energetic” and together with Bio and Wimase, the “Stockholders”).  Under the terms of the Exchange Agreement, the Company agreed to acquire, all of the issued and outstanding shares of BAT.  The proposed acquisition will result in BAT becoming a wholly-owned subsidiary of the Company upon closing. The Exchange Agreement calls for the issuance of a total of 3,500,000 shares of common stock of the Company, par value $.0001 per share (the “Common Stock”), in exchange for the transfer of all of the issued and outstanding shares of common stock of BAT (“BAT Stock”) to the Company.

Closing of the transactions contemplated in the Exchange Agreement shall be no later than May 1, 2009, (the “Closing Date”).  On the Closing Date: (i) all of the issued and outstanding shares of BAT Stock will be transferred to the Company making the Company the sole shareholder of BAT and (ii) the Stockholders will receive an aggregate of 3,500,000 shares of Common Stock. The 3,500,000 shares of Common Stock will represent approximately  5.4% of the total issued and outstanding Common Stock. The closing of this transaction will not effect a change in control of the Company.

Prior to the date of the Exchange Agreement, neither the Company nor any affiliate of the Company has had any material relationship with BAT other than in respect of the negotiation of the Exchange Agreement.

BAT is the originator and incubator of environmentally friendly technologies useful in the areas of energetic materials, chemicals and chemical processes, gasification, and the safe and novel destruction of biological and other hazardous wastes.

The Company has been focused on the incubation growth and commercialization of novel technology platforms designed to address the fundamental limitations of many of today’s technologies and businesses.  The Company and the newly announced acquisition will seek to provide key technologies to the biofuels sector, designed to help make biofuels more cost effective and of a higher quality.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1          Stock Exchange Agreement, dated April 24, 2009, by and among Tree Top Industries, Inc., BioEnergy Applied Technologies Inc., BioEnergy Systems Management Inc., Wimase Limited and Energetic Systems Inc., LLC.

10.2          Holdback Escrow Agreement, dated April 24, 2009, by and among Tree Top Industries, Inc., BioEnergy Applied Technologies Inc., BioEnergy Systems Management Inc., Wimase Limited and Energetic Systems Inc., LLC.

10.3          Voting Agreement, dated April 24, 2009, by and among Tree Top Industries, Inc., BioEnergy Applied Technologies Inc., BioEnergy Systems Management Inc., Wimase Limited, Energetic Systems Inc., LLC. and Dr. Fortunato Villamagna

99.1         Press release of Tree Top Industries, Inc., dated April 28, 2009.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 29, 2009	TREE TOP INDUSTRIES, INC.

By: \s\ David Reichman
David Reichman, Chairman of the Board,
Chief Executive Officer, President, and Chief Financial Officer